AMENDMENT #2 TO PROMISSORY NOTE

This Amendment #2 to Promissory Note (this “Amendment”) is entered into as of December 10, 2018, by and between Iliad Research and Trading, L.P., a Utah limited partnership (“Lender”), and MGT Capital Investments, Inc., a Delaware corporation (“Borrower”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Note (as defined below).

A. Borrower previously issued to Lender a Promissory Note dated June 1, 2018 in the principal amount of $3,600,000.00 (the “Note”).

B. Pursuant to that certain Amendment to Promissory Note dated October 24, 2018 (“Amendment #1,” and together with this Amendment, the “Amendments”), Borrower and Lender amended the Note to extend the maturity date of the Note and allow the Borrower to skip the Installment Payment that was due and payable on November 1, 2018.

C. Borrower has requested that Lender again extend the maturity date of the Note (the “Extension”) and, further, that Lender not require Borrower to make its Installment Payment due under the Note on December 1, 2018 (the “Skipped Payment”).

D. Lender has agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to grant the Extension and permit the Skipped Payment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Extension. The maturity date for the Note is hereby extended until July 1, 2019.

3. Skipped Payment. Lender hereby consents and agrees that Borrower shall not be required to make the Installment Payment due and payable on December 1, 2018; provided, that Borrower acknowledges it is obligated to make a partial Installment Payment for January 2019 as set forth in Section 5 below and the next full $400,000.00 Installment Payment for the month of February 2019 and all Installment Payments thereafter on their respective due dates. For the avoidance of doubt, the final Installment Payment on July 1, 2019 will equal the total Outstanding Balance on that date.

4. Redemption Notices; Conversion. With respect to each Installment Payment due under the Note, Lender will submit to Borrower a redemption notice (each, a “Redemption Notice”) specifying the amount Lender has elected to cause Borrower to redeem and specifying whether Lender has elected to receive such amount in cash or shares of Borrower’s common stock (“Conversion Shares”). If Lender elects to be paid in cash, Borrower must pay Lender such amount in cash within three (3) trading days of Lender’s delivery of the applicable Redemption Notice to Borrower. If Lender elects to be paid in Conversion Shares, Borrower may choose to pay such redemption amount in either cash or Conversion Shares at its election. Redemptions during the month of January 2019 will be limited as set forth in Section 5 below. Thereafter, the total amount being redeemed in any given calendar month must not exceed $400,000.00. If Lender and Borrower both elect for a redemption amount to be paid via Conversion Shares: (i) the number of Conversion Shares required to be delivered will be calculated pursuant to the following formula: (the applicable redemption amount) / (70% * the lowest intra-day trade price of Borrower’s common stock in the preceding twenty (20) trading days); and (ii) such Conversion Shares must be delivered to Lender’s broker within three (3) trading days of Borrower’s receipt of the applicable Redemption Notice. If Borrower fails to timely deliver Conversion Shares, an Event of Default will be deemed to have occurred under the Note.

5. January Installment Payment. Beginning of January 2, 2019 and ending on January 31, 2019, Borrower will pay Lender $50,000.00 per calendar week (including partial weeks) for a total of $250,000.00 in lieu of making a full $400,000.00 Installment Payment.

5. Waiver of Cross Default. Lender waives any right to call an Event of Default under the Note as a result of any default by Borrower under its promissory notes issued to Gemini Special Opportunities Fund, LP and Black Mountain Equities, Inc. on May 23, 2018.

6. Extension Fee. In consideration of Lender’s grant of the Extension and the Skipped Payment, its fees incurred in preparing this Amendment and other accommodations set forth herein, Borrower agrees to pay to Lender an extension fee in the amount of $244,800.00 (the “Extension Fee”). The Extension Fee is hereby added to the Outstanding Balance of the Note as of the date of this Amendment. Lender and Borrower further agree that the Extension Fee is deemed to be fully earned as of the date hereof, is nonrefundable under any circumstance, and that the Extension Fee tacks back to the date of the Note for Rule 144 purposes. Borrower represents and warrants that as of the date hereof the Outstanding Balance of the Note, following the application of the Extension Fee, is $2,692,800.00.

7. Ownership Limitation. Notwithstanding anything to the contrary contained in this Amendment, the Note or the other Transaction Documents, if at any time Lender shall or would be issued shares of Borrower’s common stock (“Common Stock”) under any of the Transaction Documents, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”), then Borrower must not issue to Lender shares of Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended. Notwithstanding the forgoing, the term “4.99%” above shall be replaced with “9.99%” at such time as the Market Capitalization (as defined below) is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term “4.99%” is replaced with “9.99%” pursuant to the preceding sentence, such increase to “9.99%” shall remain at 9.99% until increased, decreased or waived by Lender as set forth below. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender. For purposes hereof, the term “Market Capitalization” means a number equal to (a) the average volume-weighted average price of the Common Stock for the immediately preceding fifteen (15) trading days, multiplied by (b) the aggregate number of outstanding shares of Common Stock as reported on Borrower’s most recently filed Form 10-Q or Form 10-K.

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8. Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

(b) There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c) Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Transaction Documents.

(d) Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e) Borrower represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Transaction Documents or have occurred prior to the date hereof.

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9. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with the Extension or the Skipped Payment or any other amendment to the Note granted herein.

10. Other Terms Unchanged. The Note, as amended by the Amendments, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note as amended by the Amendments. If there is a conflict between the terms of this Amendment and the Note or Amendment #1, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Note.

11. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

13. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

LENDER:

Iliad Research and Trading, L.P.

By:	Iliad Management, LLC, its General Partner

By:	Fife Trading, Inc., Manager

By:	/s/ John M. Fife
John M. Fife, President

BORROWER:

MGT Capital Investments, Inc.

By:	/s/ Robert Lowrey
Printed Name:	Robert Lowrey
Title:	Treasurer and Chief Financial Officer

[Signature Page to Amendment #2 to Promissory Note]